EXHIBIT 5

       Opinion and consent of Brobeck, Phleger & Harrison




                         December 21, 1995





Oncor, Inc.
205 Perry Parkway
Gaithersburg, MD 20877

          Re:  Oncor, Inc. (the "Company")
               Registration Statement for
               500,000 Shares of Common Stock

Dear Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 500,000 shares of Common Stock available for issuance under the Company's 1992 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1992 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,





                               BROBECK, PHLEGER & HARRISON, LLP